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                                                                   EXHIBIT 10.52


March 31, 1997



Mr. Thomas F. Little
546 Gramercy Drive
Marietta, GA 30068

Dear Mr. Little:

Scientific Games Inc. (formerly known as Scientific Games Operating Corp. and hereinafter referred to as the "Company") and Thomas F. Little (the
"Executive") are parties to that certain Employment Agreement dated as of October 1, 1991, as amended by that certain letter agreement dated August 23, 1993 (collectively, the "Agreement"). Terms defined in the Agreement and not otherwise defined herein, when used in this letter agreement, shall have the respective meanings provided for in the Agreement. Anything in the Agreement to the contrary notwithstanding, the Company and Executive hereby agree as follows:

1. The Executive's annual base salary shall be $212,500 effective as of March 31, 1997.

2.   The Term of Employment shall extend to and through September 30, 2000.

To acknowledge your agreement with the provisions of this letter, please sign a counterpart of this letter in the space below and return it to me.

                                        Very truly yours,

                                        SCIENTIFIC GAMES INC.



                                        By: /s/ William G. Malloy
                                            ---------------------
                                            William G. Malloy
                                            President and Chief
                                            Executive Officer



Accepted and Agreed:



/s/ Thomas F. Little
--------------------
Thomas F. Little